UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2008
USG Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

550 West Adams Street, Chicago, Illinois	60661-3676

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 436-4000
(former name and address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.
     On December 5, 2008, the Board of Directors of USG Corporation (the “Company”) amended the Rights Agreement, dated as of December 21, 2006 (the “Rights Agreement”), by and between the Company and Computershare Investor Services, LLC, as rights agent. Among other things, the amendment reduces, until September 30, 2009, the threshold at which a person or group becomes an “Acquiring Person” under the Rights Agreement from 15% to 4.99% of the Company’s then-outstanding common shares. After that date, the triggering threshold would again be 15% of the Company’s then-outstanding common shares. The Rights Agreement, as amended, exempts shareholders whose beneficial ownership as of 4:00 p.m., New York City time, on December 4, 2008 exceeded 4.99% of the Company’s then-outstanding common shares so long as they do not acquire additional common shares, except as otherwise provided by existing agreements. Common shares that otherwise would be deemed to be “beneficially owned” under the Rights Agreement by reason of ownership of convertible debt of the Company (including ownership of the common shares into which such debt is convertible) is exempted during the period in which the trigger is reduced to 4.99%.
     The amendment to the Rights Agreement is intended to maximize the value of the Company’s net operating loss carryforwards (“NOLs”) and related tax benefits. The Company’s ability to use its NOLs could be substantially reduced if the Company experiences an “ownership change,” as defined under Section 382 of the Internal Revenue Code of 1986 (the “Code”). The calculation of an ownership change under the Code is based on ownership changes in the Company’s common shares by shareholders that own, or are deemed to own, 5% or more of the Company’s common shares, and changes are tested over a rolling three-year period. The Company experienced a significant change in the ownership of its common shares in connection with its August 2006 rights offering. After the third anniversary of the completion of the rights offering in August 2009, the risks of an “ownership change” under the Code could be diminished because the rights offering purchases would no longer be included in the IRS’s “ownership change” calculations. As a result, the Rights Agreement amendment provides for the 4.99% beneficial ownership threshold to return to 15% after September 30, 2009.
     The Rights Agreement amendment does not ensure that the NOLs will be protected from an ownership change as defined in the Code, and there can be no assurance that such an ownership change will not occur.
     The rights issued pursuant to the Rights Agreement are in all respects subject to and governed by the provisions of the Rights Agreement, as amended. Copies of the Rights Agreement and the amendment are available free of charge from the Company. The foregoing description of the amendment to the Rights Agreement is qualified in its entirety by reference to the full text of the amendment, a copy of which is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

Number	Description

4.1	Amendment to Rights Agreement, dated December 5, 2008, to the Rights Agreement, dated as of December 21, 2006, by and between USG Corporation and Computershare Investor Services, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Amendment No. 1 to Form 8-A filed by USG Corporation on December 5, 2008)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant
Dated: December 5, 2008	By:	/s/ Stanley L. Ferguson
		Name:	Stanley L. Ferguson
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Amendment to Rights Agreement, dated December 5, 2008, to the Rights Agreement, dated as of December 21, 2006, by and between USG Corporation and Computershare Investor Services, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Amendment No. 1 to Form 8-A filed by USG Corporation on December 5, 2008)